   As filed with the Securities and Exchange Commission on September 15, 2004

                                           REGISTRATION STATEMENT NO. 333-102833
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              MOLDFLOW CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                         04-3406763
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              430 BOSTON POST ROAD
                          WAYLAND, MASSACHUSETTS 01778
                                 (508) 358-5848
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

            MOLDFLOW CORPORATION 2000 STOCK OPTION AND INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                            ------------------------

                                A. ROLAND THOMAS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              MOLDFLOW CORPORATION
                              430 BOSTON POST ROAD
                          WAYLAND, MASSACHUSETTS 01778
                                 (508) 358-5848

    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                           --------------------------

--------------------------------------------------------------------------------

                          DEREGISTRATION OF SECURITIES

      Moldflow Corporation, a Delaware corporation (the "Registrant"), filed a Registration Statement on Form S-8 (File No. 333-102833) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on January 30, 2003, registering 1,514,474 shares of the Registrant's Common Stock, $.01 par value per share (the "Common Stock"), authorized for issuance under the Registrant's 2000 Stock Option and Incentive Plan (the "Plan"). At the time of the initial filing of the Registration Statement, 4,547 shares were registered in error. The Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 in order to remove from registration the 4,547 shares registered in error therefore decreasing the total number of shares registered under the Registration Statement to 1,509,927 shares from 1,514,474 shares. As no securities are being registered in connection with this post-effective amendment, no additional registration fee is being paid.

--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1. Incorporation of Documents by Reference.

      Pursuant to General Instruction E to Form S-8, Moldflow Corporation (the "Registrant") hereby incorporates by reference the contents of its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 20, 2000 under file number 333-46162.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wayland, Commonwealth of Massachusetts, on this 15th day of September, 2004.

                                        MOLDFLOW CORPORATION

                                        By:     /s/ A. Roland Thomas
                                           ----------------------------------
                                           A. Roland Thomas
                                           President and Chief Executive Officer

--------------------------------------------------------------------------------

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                     TITLE                                DATE
                ---------                                     -----                                ----
                                            President and Chief Executive Officer and      September 15, 2004
/s/ A. Roland Thomas                         Director (Principal Executive Officer)
------------------------------------
A. Roland Thomas

                                          Executive Vice President and Chief Financial     September 15, 2004
/s/ Suzanne E. MacCormack                   Officer (Principal Financial Officer and
------------------------------------              Principal Accounting Officer)
Suzanne E. MacCormack


                    *
------------------------------------
Marc J.L. Dulude                               Chairman of the Board of Directors          September 15, 2004


                    *
------------------------------------
Roger E. Brooks                                             Director                       September 15, 2004


                    *
------------------------------------
Frank W. Haydu III                                          Director                       September 15, 2004



------------------------------------
Robert J. Lepofsky                                          Director

                    *
------------------------------------
Robert P. Schechter                                         Director                       September 15, 2004

* By:  /s/ A. Roland Thomas
       -----------------------------
       A. Roland Thomas
       (Attorney-in-fact)

                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
5.1           Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
23.1          Consent of Counsel (included in Exhibit 5.1 hereto).
23.2          Consent of PricewaterhouseCoopers LLP.
24.1*         Powers of Attorney.

* Previously filed.